Exhibit 99.2

FOR RELEASE: 2/29/2008
MEDIA CONTACT: Ben Kiser, 402.458.3024
INVESTOR CONTACT: Phil Morgan, 402.458.3038

NELNET, INC. SUPPLEMENTAL FINANCIAL INFORMATION FOR THE FOURTH QUARTER 2007

The following supplemental information should be read in connection with the fourth quarter 2007 earnings press release of Nelnet, Inc. (the "Company"), dated February 29, 2008.

Information contained in this earnings supplement, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on the Company's operating results, performance, or financial condition expressed or implied by the forward-looking statements are the uncertain nature of the estimated expenses that may be incurred and cost savings that may result from the Company's strategic initiatives, changes in terms of student loans and the educational credit marketplace, changes in legislation impacting the student loan market, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans. Certain prior year amounts have been reclassified to conform to the current period presentation. For more information see our filings with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  THREE MONTHS ENDED                      YEAR ENDED
                                                      -------------------------------------------  --------------------------
                                                      DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,  DECEMBER 31,   DECEMBER 31,
                                                          2007           2007           2006           2007          2006
                                                      -------------  -------------   ------------  -------------  -----------
                                                       (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
                                                                        (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Interest income:
    Loan interest                                     $    437,128        460,103        410,015      1,755,064    1,543,108
    Variable-rate floor income                               2,416            597              -          3,013            -
    Amortization of loan premiums and deferred
        origination costs                                  (23,878)       (23,449)       (22,838)       (91,020)     (87,393)
    Investment interest                                     18,988         21,023         24,254         80,219       93,918
                                                      -------------  -------------   ------------  -------------  -----------
       Total interest income                               434,654        458,274        411,431      1,747,276    1,549,633

Interest expense:
    Interest on bonds and notes payable                    390,399        393,875        347,615      1,502,662    1,241,174
                                                      -------------  -------------   ------------  -------------  -----------

       Net interest income                                  44,255         64,399         63,816        244,614      308,459
Less provision for loan losses                               4,550         18,340          1,800         28,178       15,308
                                                      -------------  -------------   ------------  -------------  -----------
       Net interest income after provision
              for loan losses                               39,705         46,059         62,016        216,436      293,151
                                                      -------------  -------------   ------------  -------------  -----------
Other income:
    Loan and guaranty servicing income                      32,953         33,040         30,165        128,069      121,593
    Other fee-based income                                  44,572         38,025         36,868        160,888      102,318
    Software services income                                 5,647          5,426          4,064         22,669       15,890
    Other income                                             1,873          7,520          4,894         19,209       23,365
    Derivative market value, foreign currency,
              and put option adjustments                    14,940         18,449        (19,510)        26,806      (31,075)
    Derivative settlements, net                             11,577         (2,336)         7,013         18,677       23,432
                                                      -------------  -------------   ------------  -------------  -----------
       Total other income                                  111,562        100,124         63,494        376,318      255,523
                                                      -------------  -------------   ------------  -------------  -----------
Operating expenses:
    Salaries and benefits                                   54,621         60,545         53,290        236,631      214,676
    Other expenses                                          59,256         52,511         54,945        219,048      185,053
    Amortization of intangible assets                        6,412         10,885          7,758         30,426       25,062
    Impairment expense                                           -         49,504         21,488         49,504       21,488
                                                      -------------  -------------   ------------  -------------  -----------
       Total operating expenses                            120,289        173,445        137,481        535,609      446,279
                                                      -------------  -------------   ------------  -------------  -----------
       Income (loss) before income taxes and
              minority interest                             30,978        (27,262)       (11,971)        57,145      102,395

Income tax expense (benefit)                                11,810        (10,664)        (6,099)        21,716       36,237
                                                      -------------  -------------   ------------  -------------  -----------
       Income (loss) before minority interest               19,168        (16,598)        (5,872)        35,429       66,158

Minority interest in subsidiary income                           -              -              -              -         (242)
                                                      -------------  -------------   ------------  -------------  -----------
       Income (loss) from continuing operations             19,168        (16,598)        (5,872)        35,429       65,916

Income (loss) from discontinued operations, net of tax        (159)           909         (1,438)        (2,575)       2,239
                                                      -------------  -------------   ------------  -------------  -----------

       Net income (loss)                              $     19,009        (15,689)        (7,310)        32,854       68,155
                                                      =============  =============   ============  =============  ===========
Earnings (loss) per share, basic and diluted:
       Income (loss) from continuing operations       $       0.39          (0.34)         (0.11)          0.71         1.23
       Income (loss) from discontinued operations,
              net of tax                                         -           0.02          (0.03)         (0.05)        0.04
                                                      -------------  -------------   ------------  -------------  -----------
       Net income (loss)                              $       0.39          (0.32)         (0.14)          0.66         1.27
                                                      =============  =============   ============  =============  ===========
Weighted average shares outstanding                     49,047,048     49,018,091     52,506,936     49,618,107   53,593,056

CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                       AS OF            AS OF           AS OF
                                                   DECEMBER 31,     SEPTEMBER 30,   DECEMBER 31,
                                                       2007             2007           2006
                                                  --------------    -------------   ------------
                                                                      (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS)
Assets:
    Student loans receivable, net                  $ 26,736,122       26,596,123     23,789,552
    Cash, cash equivalents, and investments           1,120,838        1,451,772      1,773,751
    Goodwill                                            164,695          164,695        191,420
    Intangible assets, net                              112,830          119,242        161,588
    Other assets                                      1,028,298        1,010,632        880,562
                                                  --------------    -------------   ------------
       Total assets                                $ 29,162,783       29,342,464     26,796,873
                                                  ==============    =============   ============

Liabilities:
    Bonds and notes payable                        $ 28,115,829       28,234,147     25,562,119
    Other liabilities                                   438,075          516,424        562,904
                                                  --------------    -------------   ------------
      Total liabilities                              28,553,904       28,750,571     26,125,023
                                                  --------------    -------------   ------------

Shareholders' equity                                    608,879          591,893        671,850
                                                  --------------    -------------   ------------

      Total liabilities and shareholders' equity   $ 29,162,783       29,342,464     26,796,873
                                                  ==============    =============   ============


Return on average total assets                            0.12%            0.07%          0.27%
Return on average equity                                  5.33%            2.99%          9.64%
Shareholders' equity to total assets                      2.09%            2.02%          2.51%

LEGISLATIVE DEVELOPMENTS

On September 27, 2007, the President signed into law the College Cost Reduction and Access Act of 2007 (the "College Cost Reduction Act"). This legislation contains provisions with significant implications for participants in the Federal Family Education Loan Program ("FFEL Program" or "FFELP"), including cutting funding to the FFEL Program by $20 billion over a five year period as estimated by the Congressional Budget Office. Among other things, the Act:

        o Reduced special allowance payments to for-profit lenders and not-for-profit lenders by 0.55 percentage points and 0.40 percentage points, respectively, for both Stafford and Consolidation Loans disbursed on or after October 1, 2007;

        o Reduced special allowance payments to for-profit lenders and not-for-profit lenders by 0.85 percentage points and 0.70 percentage points, respectively, for PLUS loans disbursed on or after October 1, 2007;

        o Increased origination fees paid by lenders on all FFELP loan types, from 0.5 percent to 1.0 percent, for all loans first disbursed on or after October 1, 2007;

        o Eliminated all provisions relating to Exceptional Performer status, and the monetary benefit associated with it, effective October 1, 2007; and

        o Reduces default insurance to 95 percent of the unpaid principal of such loans, for loans first disbursed on or after October 1, 2012.

As a result of this legislation, management expects the annual yield on FFELP loans to decrease by approximately 70 to 80 basis points on student loans originated after October 1, 2007.

Upon passage of the College Cost Reduction Act, management evaluated the carrying amount of goodwill and certain intangible assets. Based on the legislative changes and the student loan business model modifications the Company implemented as a result of the legislative changes (see "Restructuring Plans - Legislative Changes" below), the Company recorded an impairment charge of $39.4 million ($24.5 million after tax) during the third quarter of 2007. This charge is included in "impairment expense" on the Company's consolidated statements of operations.

During the third quarter of 2007, the Company also recorded an expense of $15.7 million ($9.7 million after tax) to increase the Company's allowance for loan losses related to the increase in risk share as a result of the elimination of the Exceptional Performer program.

RESTRUCTURING PLANS

LEGISLATIVE IMPACT

On September 6, 2007, the Company announced a strategic initiative to create efficiencies and lower costs in advance of the anticipated passage of federal legislation impacting the student loan programs in which the Company participates.

In anticipation of the federally driven cuts to the student loan programs, management initiated a variety of strategies to modify the Company's student loan business model, including lowering the cost of student loan acquisition, creating efficiencies in its asset generation business, and decreasing operating expenses through a reduction in workforce and realignment of operating facilities. These strategies resulted in the net reduction of approximately 400 positions in the Company's overall workforce, including the elimination of approximately 500 positions and the creation of approximately 100 positions at the Company's larger facilities. In addition, the Company simplified its operating structure to leverage its larger facilities and technology by closing five small origination offices and downsizing its presence in Indianapolis. Implementation of the plan began immediately and was substantially completed during the fourth quarter of 2007. The Company estimates these restructuring activities will result in expense savings of as much as $25 million (before tax) annually beginning in 2008.

The charges to earnings associated with these strategic decisions were fully recognized during 2007 and totaled $20.3 million ($12.6 million after tax), consisting of $6.3 million ($3.9 million after tax) in severance costs, $3.9 million ($2.5 million after tax) in contract termination costs, and $10.1 million ($6.2 million after tax) in non-cash charges primarily related to the impairment of property and equipment.

During the three month periods ended September 30, 2007 and December 31, 2007, the Company recorded restructuring charges of $15.0 million ($9.3 million after tax) and $5.3 million ($3.3 million after tax), respectively. Selected information relating to the restructuring charge follows:

                                                    EMPLOYEE                      WRITE-DOWN
                                                   TERMINATION       LEASE        OF PROPERTY
                                                     BENEFITS     TERMINATIONS   AND EQUIPMENT     TOTAL
                                                  -------------   -------------  -------------  -----------
                                                                   (DOLLARS IN THOUSANDS)
Restructuring costs recognized during the three
  month period ended September 30, 2007            $     4,788 (a)        168 (b)    10,060 (c)     15,016

Write-down of assets to net realizable value                 -              -       (10,060)       (10,060)

Cash payments                                           (2,542)             -             -         (2,542)
                                                  -------------   ------------    -----------    -----------

Restructuring accrual as of September 30, 2007           2,246            168             -          2,414

Restructuring costs recognized during the three
  month period ended December 31, 2007                   1,527 (a)      3,748 (b)         -          5,275

Adjustment from initial estimate of charges               (134)           (16)            -           (150)

Cash payments                                           (2,446)          (218)            -         (2,664)
                                                  -------------   ------------    -----------    -----------
Restructuring accrual as of December 31, 2007     $      1,193          3,682             -          4,875
                                                  =============   ============    ===========    ===========

(a) Employee termination benefits are included in "salaries and benefits" on the consolidated statements of operations.

(b) Lease termination costs are included in "other expenses" on the consolidated statements of operations.

(c) Costs related to the write-down of property and equipment are included in "impairment expense" on the consolidated statements of operations.

Selected information relating to the restructuring charge by operating segment and Corporate Activity and Overhead follows:

                                       RESTRUCTURING COSTS
                                        RECOGNIZED DURING
                                         THE THREE MONTH     WRITE-DOWN OF                      RESTRUCTURING
                                          PERIOD ENDED       ASSETS TO NET                      ACCRUAL AS OF
         OPERATING SEGMENT             SEPTEMBER 30, 2007   REALIZABLE VALUE   CASH PAYMENTS  SEPTEMBER 30, 2007
-------------------------------------- -----------------    ----------------  --------------  ------------------
                                                                  (DOLLARS IN THOUSANDS)

Asset Generation and Management          $      2,169                 (248)         (1,428)                 493

Student Loan and Guaranty Servicing             1,231                    -            (389)                 842

Tuition Payment Processing and
  Campus Commerce                                   -                    -               -                    -

Enrollment Services and List
  Management                                      737                    -            (509)                 228

Software and Technical Services                    58                    -               -                   58

Corporate Activity and Overhead                10,821               (9,812)           (216)                 793
                                       -----------------    ----------------  --------------  ------------------
                                         $     15,016              (10,060)         (2,542)               2,414
                                       =================    ================  ==============  ==================


                                                          RESTRUCTURING COSTS
                                                           RECOGNIZED DURING
                                        RESTRUCTURING       THE THREE MONTH        ADJUSTMENT                       RESTRUCTURING
                                        ACCRUAL AS OF         PERIOD ENDED        FROM INITIAL                       ACCRUAL AS OF
            OPERATING SEGMENT         SEPTEMBER 30, 2007   DECEMBER 31, 2007   ESTIMATE OF CHARGES  CASH PAYMENTS  DECEMBER 31, 2007
------------------------------------  ------------------   -----------------   ------------------   -------------  -----------------
                                                                           (DOLLARS IN THOUSANDS)

Asset Generation and Management        $        493                  485                (25)              (575)            378

Student Loan and Guaranty Servicing             842                  609                (95)              (887)            469

Tuition Payment Processing and
  Campus Commerce                                 -                    -                  -                  -               -

Enrollment Services and List
  Management                                    228                  192                  -               (339)             81

Software and Technical Services                  58                    -                  -                (58)              -

Corporate Activity and Overhead                 793                3,989                (30)              (805)          3,947
                                      -----------------    -----------------   ------------------   -------------- -----------------
                                      $       2,414                5,275               (150)            (2,664)          4,875
                                      =================    =================   ==================   ============== =================

CAPITAL MARKETS IMPACT

The Company has significant financing needs that it meets through the capital markets, including the debt and secondary markets. Since August 2007, these markets have experienced unprecedented disruptions, which are having an adverse impact on the Company's earnings and financial condition. On January 23, 2008, the Company announced a plan to further reduce operating expenses related to its student loan origination and related businesses as a result of the ongoing disruption in the credit markets. Since the Company cannot determine nor control the length of time or extent to which the capital markets remain disrupted, it will reduce its direct and indirect costs related to its asset generation activities and be more selective in pursuing origination activity, in both the school and direct to consumer channels, in both private loans and FFELP loans. Accordingly, the Company has suspended Consolidation student loan originations and will continue to review the viability of continuing to originate and acquire student loans through its various channels. As a result of these items, the Company will experience a decrease in origination volume compared to historical periods.

Management has developed a restructuring plan related to its asset generation and supporting businesses which reduces marketing, sales, service, and related support costs through a reduction in workforce of approximately 300 positions and realignment of certain operating facilities. Subject to completion of the necessary legal notices and requirements, implementation of the plan will begin immediately and is expected to be substantially complete during the second quarter of 2008.

The Company estimates that the total after-tax charge to earnings in 2008 associated with this restructuring plan will be approximately $17 million, consisting of approximately $4 million in severance costs, up to $2 million in contract termination costs, and approximately $11 million in non-cash charges related to the impairment of property and equipment, intangible assets, and goodwill.

As a result of this restructuring plan, the Company expects to reduce operating expenses by $15 million to $20 million (before tax) annually.

DISCONTINUED OPERATIONS

On May 25, 2007, the Company sold EDULINX Canada Corporation ("EDULINX"), a Canadian student loan service provider and subsidiary of the Company. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations in the accompanying consolidated statements of operations for all periods presented. The components of the income (loss) from discontinued operations are presented below:

                                                             THREE MONTHS ENDED                        YEAR ENDED
                                                    ------------------------------------------ ----------------------------
                                                    DECEMBER 31,   SEPTEMBER 30,  DECEMBER 31,  DECEMBER 31,   DECEMBER 31,
                                                        2007          2007           2006          2007           2006
                                                    -------------  ------------  ------------- -------------  -------------
                                                                             (DOLLARS IN THOUSANDS)

Operating income (loss) of discontinued operations,
  net of tax                                           $       -             -         (1,438)        5,716          2,239
Gain (loss) on disposal, net of tax                         (159)          909              -        (8,291)             -
                                                    -------------  ------------  ------------- -------------  -------------
Income (loss) from discontinued operations,
net of tax                                             $    (159)          909         (1,438)       (2,575)         2,239
                                                    =============  ============  ============= =============  =============

The following operations related to EDULINX have been segregated from continuing operations and reported as discontinued operations through the date of disposition.

                                                 THREE MONTHS ENDED                         YEAR ENDED
                                         ------------------------------------------  ---------------------------
                                         DECEMBER 31,  SEPTEMBER 30,  DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                             2007          2007           2006           2007          2006
                                         -------------  ------------  -------------  ------------- -------------
                                                                   (DOLLARS IN THOUSANDS)

Net interest income                    $            -             -             56            124           232
Other income                                        -             -         20,776         31,511        68,966
Operating expenses                                  -             -        (12,559)       (22,357)      (55,122)
Impairment expense                                  -             -         (9,602)             -        (9,602)
                                         -------------  ------------  -------------  ------------- -------------
Income (loss) before income taxes                   -             -         (1,329)         9,278         4,474
Income tax expense                                  -             -            109          3,562         2,235
                                         -------------  ------------  -------------  ------------- -------------

Operating income (loss) of discontinued
   operations, net of tax              $            -             -         (1,438)         5,716         2,239
                                         =============  ============  =============  ============= =============


NON-GAAP PERFORMANCE MEASURES

In accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"), the Company prepares financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management also evaluates the Company on a non-GAAP performance measure referred to as base net income. While base net income is not a substitute for reported results under GAAP, the Company provides base net income as additional information regarding its financial results.

Base net income is the primary financial performance measure used by management to develop financial plans, allocate resources, track results, evaluate performance, establish corporate performance targets, and determine incentive compensation. The Company's board of directors utilizes base net income to set performance targets and evaluate management's performance. The Company also believes analysts, rating agencies, and creditors use base net income in their evaluation of the Company's results of operations. While base net income is not a substitute for reported results under GAAP, the Company utilizes base net income in operating its business because base net income permits management to make meaningful period-to-period comparisons by eliminating the temporary volatility in the Company's performance that arises from certain items that are primarily affected by factors beyond the control of management. Management believes base net income provides additional insight into the financial performance of the core business activities of the Company's operations.

The following table provides a reconciliation of GAAP net income (loss) to base and adjusted base net income (loss).

                                                               THREE MONTHS ENDED                        YEAR ENDED
                                                    -------------------------------------------  ---------------------------
                                                    DECEMBER 31,   SEPTEMBER 30,  DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                                        2007           2007           2006           2007          2006
                                                    -------------  -------------  -------------  ------------- -------------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
GAAP net income (loss)                               $    19,009        (15,689)        (7,310)        32,854        68,155
Base adjustments:
    Derivative market value, foreign currency,
      and put option adjustments                         (14,940)       (18,449)        19,510        (26,806)       31,075
    Amortization of intangible assets                      6,412         10,885          7,758         30,426        25,062
    Compensation related to business combinations            655            503            476          2,111         1,747
    Variable-rate floor income                            (2,416)          (597)             -         (3,013)            -
                                                    -------------  -------------  -------------  ------------- -------------
Total base adjustments before income taxes               (10,289)        (7,658)        27,744          2,718        57,884
Net tax effect (a)                                         4,474          2,971        (10,231)           346       (20,233)
                                                    -------------  -------------  -------------  ------------- -------------
 Total base adjustments                                   (5,815)        (4,687)        17,513          3,064        37,651
                                                    -------------  -------------  -------------  ------------- -------------
      Base net income (loss)                              13,194        (20,376)        10,203         35,918       105,806
Discontinued operations                                      159           (909)         1,438          2,575        (2,239)
                                                    -------------  -------------  -------------  ------------- -------------
     Base net income (loss), excluding discontinued
      operations                                          13,353        (21,285)        11,641         38,493       103,567

Adjustments to base net income (loss):
    Special allowance yield adjustment (b)                     -              -              -              -       (24,460)
    Derivative settlements, net                                -              -              -              -       (19,794)
                                                    -------------  -------------  -------------  ------------- -------------
Total adjustments to base net income (loss)
      before income taxes                                      -              -              -              -       (44,254)
Net tax effect (a)                                             -              -              -              -        16,817
                                                    -------------  -------------  -------------  ------------- -------------
Total adjustments to base net income (loss)                    -              -              -              -       (27,437)
                                                    -------------  -------------  -------------  ------------- -------------
    Adjusted base net income (loss),
      excluding discontinued operations              $    13,353        (21,285)        11,641         38,493        76,130
                                                    =============  =============  =============  ============= =============
EARNINGS (LOSS) PER SHARE, BASIC AND DILUTED:
    GAAP net income (loss)                           $      0.39          (0.32)         (0.14)          0.66          1.27
    Total base adjustments                                 (0.12)         (0.10)          0.33           0.06          0.70
                                                    -------------  -------------  -------------  ------------- -------------
         Base net income (loss)                             0.27          (0.42)          0.19           0.72          1.97
Discontinued operations                                        -          (0.02)          0.03           0.06         (0.04)
                                                    -------------  -------------  -------------  ------------- -------------
     Base net income (loss), excluding
      discontinued operations                               0.27          (0.44)          0.22           0.78          1.93

    Total adjustments to base net income (loss)                -              -              -              -         (0.51)
                                                    -------------  -------------  -------------  ------------- -------------
      Adjusted base net income (loss),
          excluding discontinued operations          $      0.27          (0.44)          0.22           0.78          1.42
                                                    =============  =============  =============  ============= =============

(a) Tax effect computed at 38%. The change in the value of the put options are not tax effected as this is not deductible for income tax purposes.

(b) On January 19, 2007, the Company entered into a Settlement Agreement (the "Agreement") with the Department of Education (the "Department") to resolve the audit by the Department's Office of Inspector General (the "OIG") of the Company's portfolio of student loans receiving 9.5% special allowance payments. Under the terms of the Agreement, all 9.5% special allowance payments were eliminated for periods on and after July 1, 2006. The Company had been deferring recognition of 9.5% special allowance payments related to those loans subject to the OIG audit effective July 1, 2006 pending satisfactory resolution of this issue.

LIMITATIONS OF BASE NET INCOME

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons discussed above, management believes base net income is an important additional tool for providing a more complete understanding of the Company's results of operations. Nevertheless, base net income is subject to certain general and specific limitations that investors should carefully consider. For example, unlike financial statements prepared in accordance with GAAP, the Company's base net income presentation does not represent a comprehensive basis of accounting. In addition, the Company's base net income is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. Investors, therefore, may not be able to compare the Company's performance with that of other companies based upon base net income. Base net income results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely monitored and used by the Company's management and board of directors to assess performance and information which the Company believes is important to analysts, rating agencies, and creditors.

Other limitations of base net income arise from the specific adjustments that management makes to GAAP results to derive base net income results. These differences are described below.

DIFFERENCES BETWEEN GAAP AND BASE NET INCOME

Management's financial planning and evaluation of operating results does not take into account the following items because their volatility and/or inherent uncertainty affect the period-to-period comparability of the Company's results of operations. A more detailed discussion of the differences between GAAP and base net income follows.

DERIVATIVE MARKET VALUE, FOREIGN CURRENCY, AND PUT OPTION ADJUSTMENTS: Base net income excludes the periodic unrealized gains and losses that are caused by the change in fair value on derivatives in which the Company does not qualify for "hedge treatment" under GAAP. Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS No. 133"), requires that changes in fair value of derivative instruments be recognized currently in earnings unless specific hedge accounting criteria, as specified by SFAS No. 133, are met. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative instruments primarily used by the Company include interest rate swaps, basis swaps, interest rate floor contracts, and cross-currency interest rate swaps. Management has structured all of the Company's derivative transactions with the intent that each is economically effective. However, the Company does not qualify its derivatives for "hedge treatment" as defined by SFAS No. 133, and the stand-alone derivative must be marked-to-market in the income statement with no consideration for the corresponding change in fair value of the hedged item. The Company believes these point-in-time estimates of asset and liability values associated with its derivatives that are subject to interest rate fluctuations make it difficult to evaluate the ongoing results of operations against its business plan and affect the period-to-period comparability of the results of operations. Included in base net income are the economic effects of the Company's derivative instruments, which includes any cash paid or received being recognized as an expense or revenue upon actual derivative settlements. These settlements are included in "Derivative settlements, net" on the Company's consolidated statements of operations.

Base net income excludes the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. In connection with the issuance of the Euro-denominated bonds, the Company has entered into cross-currency interest rate swaps. Under the terms of these agreements, the principal payments on the Euro-denominated notes will effectively be paid at the exchange rate in effect at the issuance date of the bonds. The cross-currency interest rate swaps also convert the floating rate paid on the Euro-denominated bonds' (EURIBOR index) to an index based on LIBOR. Included in base net income are the economic effects of any cash paid or received being recognized as an expense or revenue upon actual settlements of the cross-currency interest rate swaps. These settlements are included in "Derivative settlements, net" on the Company's consolidated statements of operations. However, the gains or losses caused by the re-measurement of the Euro-denominated bonds to U.S. dollars and the change in market value of the cross-currency interest rate swaps are excluded from base net income as the Company believes the point-in-time estimates of value that are subject to currency rate fluctuations related to these financial instruments make it difficult to evaluate the ongoing results of operations against the Company's business plan and affect the period-to-period comparability of the results of operations. The re-measurement of the Euro-denominated bonds correlates with the change in fair value of the cross-currency interest rate swaps. However, the Company will experience unrealized gains or losses related to the cross-currency interest rate swaps if the two underlying indices (and related forward curve) do not move in parallel.

Base net income also excludes the change in fair value of put options issued by the Company for certain business acquisitions. The put options are valued by the Company each reporting period using a Black-Scholes pricing model. Therefore, the fair value of these options is primarily affected by the strike price and term of the underlying option, the Company's current stock price, and the dividend yield and volatility of the Company's stock. The Company believes these point-in-time estimates of value that are subject to fluctuations make it difficult to evaluate the ongoing results of operations against the Company's business plans and affects the period-to-period comparability of the results of operations.

The gains and/or losses included in "Derivative market value, foreign currency, and put option adjustments" on the Company's consolidated statements of operations are primarily caused by interest rate and currency volatility, changes in the value of put options based on the inputs used in the Black-Scholes pricing model, as well as the volume and terms of put options and of derivatives not receiving hedge treatment. Base net income excludes these unrealized gains and losses and isolates the effect of interest rate, currency, and put option volatility on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the put options and the derivative instruments (but not the underlying hedged item) tend to show more volatility in the short term.

AMORTIZATION OF INTANGIBLE ASSETS: Base net income excludes the amortization of acquired intangibles, which arises primarily from the acquisition of definite life intangible assets in connection with the Company's acquisitions, since the Company feels that such charges do not drive the Company's operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations.

COMPENSATION RELATED TO BUSINESS COMBINATIONS: The Company has structured certain business combinations in which consideration paid has been dependent on the sellers' continued employment with the Company. As such, the value of the consideration paid is recognized as compensation expense by the Company over the term of the applicable employment agreement. Base net income excludes this expense because the Company believes such charges do not drive its operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations. If the Company did not enter into the employment agreements in connection with the acquisition, the amount paid to these former shareholders of the acquired entity would have been recorded by the Company as additional consideration of the acquired entity, thus, not having an effect on the Company's results of operations.

VARIABLE-RATE FLOOR INCOME: Loans that reset annually on July 1 can generate excess spread income compared with the rate based on the special allowance payment formula in declining interest rate environments. The Company refers to this additional income as variable-rate floor income. The Company excludes variable-rate floor income from its base net income since its timing and amount (if any) is uncertain, it has been eliminated by legislation for all loans originated on and after April 1, 2006, and it is in excess of expected spreads. In addition, because variable-rate floor income is subject to the underlying rate for the subject loans being reset annually on July 1, it is a factor beyond the Company's control which can affect the period-to-period comparability of results of operations.

Variable-rate floor income is calculated by the Company on a statutory basis. As a result of the disruptions in the debt and secondary capital markets beginning in August 2007, the benefit of variable-rate floor income has not been realized by the Company due to the widening of the spread between short term interest rate indices and the Company's actual cost of funds. The Company entered into interest rate swaps with effective dates beginning in January 2008 to hedge a portion of the variable-rate floor income. Settlements on these derivatives will be presented as part of the Company's statutory calculation of variable-rate floor income.

DISCONTINUED OPERATIONS: In May 2007, the Company sold EDULINX. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations for all periods presented. The Company presents base net income excluding discontinued operations since the operations and cash flows of EDULINX have been eliminated from the ongoing operations of the Company.

SPECIAL ALLOWANCE YIELD ADJUSTMENT AND RELATED HEDGING ACTIVITY: The Company excludes the special allowance yield adjustment and the net settlements received or paid on those derivative instruments used to hedge the student loans that were earning 9.5% special allowance payments. Pursuant to the settlement agreement entered into with the Department, effective July 1, 2006, the Company no longer receives 9.5% special allowance payments. Prior to this agreement, the Company excluded the special allowance yield adjustments from base net income because the Company expected 9.5% special allowance payments to decline over time due to the fact that in April 2004 it ceased adding loans receiving 9.5% special allowance payments to its portfolio.

IMPACT OF LEGISLATIVE AND RESTRUCTURING CHARGES TO BASE NET INCOME

The following table summarizes the impact of the legislative and restructuring charges recognized by the Company during the third quarter of 2007 to the Company's non-GAAP performance measure referred to as base net income (see "Non-GAAP Performance Measures.") Additional detail related to the legislative and restructuring charges can be found under "Legislative Developments" and "Restructuring Plans - Legislative Changes" in this earnings supplement.

                                                           THREE MONTHS ENDED                      YEAR ENDED
                                                ------------------------------------------ ----------------------------
                                                DECEMBER 31,  SEPTEMBER 30,  DECEMBER 31,  DECEMBER 31,   DECEMBER 31,
                                                    2007          2007           2006          2007           2006
                                                ------------- -------------  ------------- -------------  -------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Adjusted base net income (loss),
      excluding discontinued operations          $    13,353       (21,285)        11,641        38,493         76,130
Legislative charges, net of tax                           -         34,197              -        34,197              -
Restructuring charges, net of tax                      3,270         9,310              -        12,580              -
                                                ------------- -------------  ------------- -------------  -------------
Adjusted base net income, excluding
      discontinued operations, legislative
      charges (net of tax), and restructuring
      charges (net of tax)                       $    16,623        22,222         11,641        85,270         76,130
                                                ============= =============  ============= =============  =============

EARNINGS (LOSS) PER SHARE, BASIC AND DILUTED:
Adjusted base net income (loss),
        excluding discontinued operations        $      0.27         (0.44)          0.22          0.78           1.42
Legislative charges, net of tax                            -          0.70              -          0.69              -
Restructuring charges, net of tax                       0.07          0.19              -          0.25              -
                                                ------------- -------------  ------------- -------------  -------------
Adjusted base net income, excluding
      discontinued operations, legislative
      charges (net of tax), and restructuring
      charges (net of tax)                       $      0.34          0.45           0.22          1.72           1.42
                                                ============= =============  ============= =============  =============


OPERATING SEGMENTS

The Company has five operating segments as defined in Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF ENTERPRISE AND RELATED INFORMATION ("SFAS No. 131") as follows: Asset Generation and Management, Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, Enrollment Services and List Management, and Software and Technical Services. The Company's operating segments are defined by the products and services they offer or the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. The accounting policies of the Company's operating segments are the same as those described in the summary of significant accounting policies included in the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. Intersegment revenues are charged by a segment to another segment that provides the product or service. Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

The management reporting process measures the performance of the Company's operating segments based on the management structure of the Company as well as the methodology used by management to evaluate performance and allocate resources. Management, including the Company's chief operating decision maker, evaluates the performance of the Company's operating segments based on their profitability. Management measures the profitability of the Company's operating segments based on base net income. Accordingly, information regarding the Company's operating segments is provided based on base net income. While base net income is not a substitute for reported results under GAAP, the Company relies on base net income to manage each operating segment because it believes this measure provides additional information regarding the operational and performance indicators that are most closely assessed by management.

In May 2007, the Company sold EDULINX, a Canadian student loan service provider and subsidiary of the Company. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations for all periods presented. The operating results of EDULINX were included in the Student Loan and Guaranty Servicing operating segment. The Company presents base net income excluding discontinued operations since the operations and cash flows of EDULINX have been eliminated from the ongoing operations of the Company. Therefore, the results of operations for the Student Loan and Guaranty Servicing segment exclude the operating results of EDULINX for all periods presented.

ASSET GENERATION AND MANAGEMENT

In the Company's Asset Generation and Management segment, the Company generates primarily federally guaranteed student loans through direct origination or through acquisitions. The student loan assets are held in a series of education lending subsidiaries designed specifically for this purpose. Revenues are primarily generated from net interest income on the student loan assets. Earnings and earnings growth are directly affected by the size of the Company's portfolio of student loans, the interest rate characteristics of its portfolio, the costs associated with financing, servicing, and managing its portfolio, and the costs associated with origination and acquisition of the student loans in the portfolio, which includes, among other things, borrower benefits and rebate fees paid to the federal government. The Company generates the majority of its earnings from the spread, referred to as its student loan spread, between the yield it receives on its student loan portfolio and the costs previously described. While the spread may vary due to fluctuations in interest rates, the special allowance payments the Company receives from the federal government ensure the Company receives a minimum yield on its student loans, so long as certain requirements are met.

STUDENT LOAN AND GUARANTY SERVICING

The Student Loan and Guaranty Servicing segment provides for the servicing of the Company's student loan portfolios and the portfolios of third parties and servicing provided to guaranty agencies. The servicing activities include application processing, underwriting, disbursement of funds, customer service, account maintenance, federal reporting and billing collections, payment processing, default aversion, claim filing, and recovery/collection services. These activities are performed internally for the Company's portfolio in addition to generating fee revenue when performed for third-party clients. The following are the primary product and service offerings the Company offers as part of its Student Loan and Guaranty Servicing segment:

        o       Origination and servicing of FFELP loans;

        o Origination and servicing of non-federally insured student loans; and

        o       Servicing and support outsourcing for guaranty agencies.

TUITION PAYMENT PROCESSING AND CAMPUS COMMERCE

The Tuition Payment Processing and Campus Commerce segment provides actively managed tuition payment solutions, online payment processing, detailed information reporting, and data integration services to K-12 and higher educational institutions, families, and students. In addition, this segment provides financial needs analysis for students applying for aid in private and parochial K-12 schools. This segment also provides customer-focused electronic transactions, information sharing, and account and bill presentment to educational institutions.

ENROLLMENT SERVICES AND LIST MANAGEMENT

The Enrollment Services and List Management segment provides a wide range of direct marketing products and services to help schools and businesses reach the middle school, high school, college bound high school, college, and young adult market places. In addition, this segment offers products and services that are focused on helping (i) students plan and prepare for life after high school and
(ii) colleges recruit and retain students.

SOFTWARE AND TECHNICAL SERVICES

The Software and Technical Services segment provides information technology products and full-service technical consulting, with core areas of business in educational loan software solutions, business intelligence, technical consulting services, and enterprise content management solutions.

SEGMENT OPERATING RESULTS

The tables below reflect base net income for each of the Company's operating segments. Reconciliation of the segment totals to the Company's operating results in accordance with GAAP is also included in the tables below.

                                                     THREE MONTHS ENDED DECEMBER 31, 2007
                        ------------------------------------------------------------------------------------------------------------
                                                             (DOLLARS IN THOUSANDS)
                                    STUDENT   TUITION    ENROLLMENT                                            "BASE NET
                          ASSET     LOAN      PAYMENT     SERVICES  SOFTWARE           CORPORATE                 INCOME"
                        GENERATION   AND     PROCESSING     AND        AND             ACTIVITY  ELIMINATIONS ADJUSTMENTS   GAAP
                           AND     GUARANTY  AND CAMPUS     LIST    TECHNICAL  TOTAL      AND    AND RECLASS-   TO GAAP   RESULTS OF
                        MANAGEMENT SERVICING  COMMERCE   MANAGEMENT SERVICES  SEGMENTS  OVERHEAD  IFICATIONS     RESULTS  OPERATIONS
                       ----------- --------- ---------- ----------- --------- -------- --------- ------------ ----------- ----------
Total interest income  $ 428,935       852       1,139          57       --    430,983    1,255          --        2,416    434,654
Interest expense         381,091        --          --           2       --    381,093    9,306          --           --    390,399
                       ----------  -------    --------   ---------- -------- ---------- --------   ----------  ----------- ---------
  Net interest income     47,844       852       1,139          55       --     49,890   (8,051)         --        2,416     44,255

Less provision for
  loan losses              4,550        --          --          --       --      4,550       --          --           --      4,550
                        ---------  -------    --------   ---------- -------- ---------- --------   ----------  ----------- ---------
   Net interest income
      after provision
      for loan losses     43,294       852       1,139          55       --     45,340   (8,051)         --        2,416     39,705
                        ---------  -------    --------   ---------- -------- ---------- --------   ----------  ----------- ---------
Other income:
  Loan and guaranty
    servicing income           6    32,947          --          --       --     32,953       --          --           --     32,953
  Other fee-based income   2,876        --      11,190      29,970       --     44,036      536          --           --     44,572
  Software services income    --        --          --         138    5,509      5,647       --          --           --      5,647
  Other income               414       (11)         25          --       --        428    1,445          --           --      1,873
  Intersegment revenue        --    15,866         180          --    2,657     18,703    1,432     (20,135)          --         --
  Derivative market value,
     foreign currency,
     and put option
     adjustments              --        --          --          --       --         --       --          --       14,940     14,940
  Derivative
    settlements, net      11,577        --          --          --       --     11,577       --          --           --     11,577
                         --------  -------    --------   ---------- -------- ---------- --------   ----------  ----------- ---------
     Total other income   14,873    48,802      11,395      30,108    8,166    113,344    3,413     (20,135)      14,940    111,562
                         --------  -------    --------   ---------- -------- ---------- --------   ----------  ----------- ---------

Operating expenses:
  Salaries and benefits    2,501    18,474       5,114       6,994    5,090     38,173   15,170         623          655     54,621
  Restructure expense -
     severance
     and contract
     termination costs       485       609          --         192       --      1,286    3,989      (5,275)          --         --
  Other expenses           6,265    10,399       2,379      17,488      771     37,302   19,153       2,801        6,412     65,668
  Intersegment expenses   15,120     1,871         (20)         83      225     17,279    1,005     (18,284)          --         --
                        ---------  -------    --------   ---------- -------- ---------- --------   ----------  ----------- ---------
     Total operating
       expenses           24,371    31,353       7,473      24,757    6,086     94,040   39,317     (20,135)       7,067    120,289
                        ---------  -------    --------   ---------- -------- ---------- --------   ----------  ----------- ---------

     Income (loss)
       before income
       taxes              33,796    18,301       5,061       5,406    2,080     64,644  (43,955)         --       10,289     30,978
Income tax expense
  (benefit) (a)           12,842     6,954       1,923       2,054      790     24,563  (17,226)         --        4,473     11,810
                        ---------  -------    --------   ---------- -------- ---------- --------   ----------  ----------- ---------
  Net income (loss) from
    continuing operations 20,954    11,347       3,138       3,352    1,290     40,081  (26,729)         --        5,816     19,168
Income (loss) from
  discontinued operations,
  net of tax                  --        --          --          --       --         --       --          --         (159)      (159)
                        ---------  -------    --------   ---------- -------- ---------- --------   ----------  ----------- ---------
   Net income (loss)     $20,954    11,347       3,138       3,352    1,290     40,081  (26,729)         --        5,657     19,009
                        =========  =======    ========   ========== ======== ========== ========   ==========  =========== =========


Three months ended
December 31, 2007:
  After Tax
  Operating Margin -
     excluding
     restructure expense    36.5%    23.6%      25.0%    11.5%      15.8%      25.8%

Three months ended
December 31, 2006:
  After Tax
  Operating Margin -
     excluding
     impairment expense     27.8%    21.6%      21.4%     6.5%      10.3%      21.4%


     (a) Income taxes are based on a percentage of net income before tax for the individual operating segment.

                                                     THREE MONTHS ENDED DECEMBER 31, 2006
                        ------------------------------------------------------------------------------------------------------------
                                                             (DOLLARS IN THOUSANDS)
                                    STUDENT   TUITION    ENROLLMENT                                            "BASE NET
                          ASSET     LOAN      PAYMENT     SERVICES  SOFTWARE           CORPORATE                 INCOME"
                        GENERATION   AND     PROCESSING     AND        AND             ACTIVITY  ELIMINATIONS ADJUSTMENTS   GAAP
                           AND     GUARANTY  AND CAMPUS     LIST    TECHNICAL  TOTAL      AND    AND RECLASS-   TO GAAP   RESULTS OF
                        MANAGEMENT SERVICING  COMMERCE   MANAGEMENT SERVICES  SEGMENTS  OVERHEAD  IFICATIONS     RESULTS  OPERATIONS
                       ----------- --------- ---------- ----------- --------- -------- --------- ------------ ----------- ----------
Total interest income    $ 406,138    3,052      1,344      175        38      410,747    2,963       (2,279)          --   411,431
Interest expense           339,270       --          3       --        --      339,273   10,621       (2,279)          --   347,615
                         ---------- --------  -------- --------  --------   ---------- --------     ---------    --------- ---------
   Net interest income      66,868    3,052      1,341      175        38       71,474   (7,658)          --           --    63,816

Less provision for
  loan losses                1,800       --         --       --        --        1,800       --           --           --     1,800
                         ---------- --------  -------- --------  --------   ---------- --------     ---------    --------- ---------
   Net interest income
     after provision
     for loan losses        65,068    3,052      1,341      175        38       69,674   (7,658)          --           --    62,016
                         ---------- --------  -------- --------  --------   ---------- --------     ---------    --------- ---------

Other income:
  Loan and guaranty
   servicing income             --   30,165         --       --        --       30,165       --           --           --    30,165
  Other fee-based income     3,395       --      9,607   23,866        --       36,868       --           --           --    36,868
  Software services income      56        4         --       65     3,939        4,064       --           --           --     4,064
  Other income               3,246       29         --       --        --        3,275    1,619           --           --     4,894
  Intersegment revenue          --   17,530        138      244     4,863       22,775      156      (22,931)          --        --
  Derivative market
   value, foreign currency,
     and put option
    adjustments                 --       --         --       --        --           --       --           --      (19,510)  (19,510)
  Derivative settlements,
    net                        (31)      --         --       --        --          (31)   7,044           --           --     7,013
                         ---------- --------  -------- --------  --------   ---------- --------     ---------    --------- ---------
     Total other income      6,666   47,728      9,745   24,175     8,802       97,116    8,819      (22,931)     (19,510)   63,494
                         ---------- --------  -------- --------  --------   ---------- --------     ---------    --------- ---------

Operating expenses:
  Salaries and benefits     13,260   21,562      4,520    6,961     6,354       52,657    4,115      (3,958)          476    53,290
  Impairment expense        21,687       --         --       --        --       21,687     (199)          --           --    21,488
  Other expenses            12,457    8,313      2,214   14,807     1,024       38,815   16,130           --        7,758    62,703
  Intersegment expenses     13,898    3,191        528       17        --       17,634    1,339      (18,973)          --        --
                         ---------- --------  -------- --------  --------   ---------- --------     ---------    --------- ---------
     Total operating
       expenses             61,302   33,066      7,262   21,785     7,378      130,793   21,385      (22,931)       8,234   137,481
                         ---------- --------  -------- --------  --------   ---------- --------     ---------    --------- ---------

     Income (loss)
       before income taxes  10,432   17,714      3,824    2,565     1,462       35,997  (20,224)          --      (27,744)  (11,971)
Income tax expense
  (benefit) (a)              3,964    6,731      1,453      975       556       13,679   (9,547)          --      (10,231)   (6,099)
                         ---------- --------  -------- --------  --------   ---------- --------     ---------    --------- ---------
     Net income (loss) from
       continuing operations 6,468   10,983      2,371    1,590       906       22,318  (10,677)          --      (17,513)   (5,872)
Income (loss) from
  discontinued operations,
  net of tax                    --       --         --       --        --           --       --           --       (1,438)   (1,438)
                         ---------- --------  -------- --------  --------   ---------- --------     ---------    --------- ---------
     Net income (loss)     $ 6,468   10,983      2,371    1,590       906       22,318  (10,677)          --      (18,951)   (7,310)
                         ========== ========= ======== ========  ========   ========== ========     =========    ========= =========

        (a) Income taxes are based on a percentage of net income before tax for the individual operating segment.

                                                             YEAR ENDED DECEMBER 31, 2007
                        ------------------------------------------------------------------------------------------------------------
                                                                (DOLLARS IN THOUSANDS)
                                    STUDENT   TUITION    ENROLLMENT                                            "BASE NET
                          ASSET     LOAN      PAYMENT     SERVICES  SOFTWARE           CORPORATE                 INCOME"
                        GENERATION   AND     PROCESSING     AND        AND             ACTIVITY  ELIMINATIONS ADJUSTMENTS   GAAP
                           AND     GUARANTY  AND CAMPUS     LIST    TECHNICAL  TOTAL      AND    AND RECLASS-   TO GAAP   RESULTS OF
                        MANAGEMENT SERVICING  COMMERCE   MANAGEMENT SERVICES  SEGMENTS  OVERHEAD  IFICATIONS     RESULTS  OPERATIONS
                       ----------- --------- ---------- ----------- --------- -------- --------- ------------ ----------- ----------
Total interest income   $1,730,882    5,459      3,809      347        18    1,740,515    7,485       (3,737)      3,013  1,747,276
Interest expense         1,465,883       --          7        7        --    1,465,897   40,502       (3,737)         --  1,502,662
                        ---------- --------   -------- --------  --------   ---------- --------     --------- ----------- ----------
     Net interest
       income              264,999    5,459      3,802      340        18      274,618  (33,017)          --       3,013    244,614

Less provision
  for loan losses           28,178       --         --       --        --       28,178       --           --          --     28,178
                        ---------- --------   -------- --------  --------   ---------- --------     --------- ----------- ----------
 Net interest
   income after
   provision
   for loan losses         236,821    5,459      3,802      340        18      246,440  (33,017)          --       3,013    216,436
                        ---------- --------   -------- --------  --------   ---------- --------     --------- ----------- ----------

Other income:
 Loan and guaranty
   servicing income            294  127,775         --       --        --      128,069       --           --          --    128,069
 Other fee-based income     13,387       --     42,682  103,311        --      159,380    1,508           --          --    160,888
 Software services income       --       --         --      594    22,075       22,669       --           --          --     22,669
 Other income                8,030       --         84       --        --        8,114   11,095           --          --     19,209
 Intersegment revenue           --   74,687        688      891    15,683       91,949    9,040     (100,989)         --         --
 Derivative market value,
   foreign currency,
   and put option
   adjustments                  --       --         --       --        --           --       --           --      26,806     26,806
 Derivative settlements,
   net                       6,628       --         --       --        --        6,628   12,049           --          --     18,677
                        ---------- --------   -------- --------  --------   ---------- --------     --------- ----------- ----------
    Total other income      28,339  202,462     43,454  104,796    37,758      416,809   33,692     (100,989)     26,806    376,318
                        ---------- --------   -------- --------  --------   ---------- --------     --------- ----------- ----------

Operating expenses:
     Salaries and benefits  23,101   85,462     20,426   33,480    23,959      186,428   49,839       (1,747)      2,111    236,631
     Restructure expense -
       severance and contract
       termination costs     2,406    1,840         --      929        58        5,233    4,998      (10,231)         --         --
     Impairment expense     28,291       --         --   11,401        --       39,692    9,812           --          --     49,504
     Other expenses         29,205   36,618      8,901   60,445     2,995      138,164   77,915        2,969      30,426    249,474
     Intersegment expenses  74,714   10,552        364      335       775       86,740    5,240      (91,980)         --         --
                        ---------- --------   -------- --------  --------   ---------- --------     --------- ----------- ----------
        Total operating
          expenses         157,717  134,472     29,691  106,590    27,787      456,257  147,804     (100,989)     32,537    535,609
                        ---------- --------   -------- --------  --------   ---------- --------     --------- ----------- ----------

        Income (loss)
          before income
          taxes            107,443   73,449     17,565   (1,454)    9,989      206,992 (147,129)          --      (2,718)    57,145
Income tax expense
  (benefit) (a)             40,828   27,910      6,675     (553)    3,796       78,656  (57,285)          --         345     21,716
                        ---------- --------   -------- --------  --------   ---------- --------     --------- ----------- ----------
     Net income (loss)
       from continuing
       operations           66,615   45,539     10,890     (901)    6,193      128,336  (89,844)          --      (3,063)    35,429
Income (loss) from
  discontinued
  operations, net tax           --       --         --        --        --          --       --           --      (2,575)    (2,575)
                         ---------- --------   -------- --------  --------   ---------- --------     --------- ---------- ----------
     Net income (loss)    $ 66,615   45,539     10,890     (901)    6,193      128,336  (89,844)          --      (5,638)    32,854
                         ========== ======== ========   ========  ========   ========== ========     ========= ========== ==========

Year ended
December 31, 2007:
   After Tax
   Operating Margin -
      excluding restructure
      expense, impairment
      expense, and provision
      for loan losses
      related to the loss
      of Exceptional
      Performer               34.0%    22.5%    23.0%     6.4%    16.5%      24.0%

Year ended
December 31, 2006:
   After Tax
   Operating Margin -
      excluding
      impairment expense      34.5%    20.8%    19.7%    11.6%    15.1%      26.8%


      (a) Income taxes are based on a percentage of net income before tax for the individual operating segment.

                                                         YEAR ENDED DECEMBER 31, 2006
                        ------------------------------------------------------------------------------------------------------------
                                                             (DOLLARS IN THOUSANDS)
                                    STUDENT   TUITION    ENROLLMENT                                            "BASE NET
                          ASSET     LOAN      PAYMENT     SERVICES  SOFTWARE           CORPORATE                 INCOME"
                        GENERATION   AND     PROCESSING     AND        AND             ACTIVITY  ELIMINATIONS ADJUSTMENTS   GAAP
                           AND     GUARANTY  AND CAMPUS     LIST    TECHNICAL  TOTAL      AND    AND RECLASS-   TO GAAP   RESULTS OF
                        MANAGEMENT SERVICING  COMMERCE   MANAGEMENT SERVICES  SEGMENTS  OVERHEAD  IFICATIONS     RESULTS  OPERATIONS
                       ----------- --------- ---------- ----------- --------- -------- --------- ------------ ----------- ----------
Total interest income  $ 1,534,423    8,957      4,029      531       105    1,548,045    4,446       (2,858)         --  1,549,633
Interest expense         1,215,529       --          8       --        --    1,215,537   28,495       (2,858)         --  1,241,174
                         ---------- --------  -------- --------  --------   ---------- --------      -------- ----------- ----------
  Net interest income      318,894    8,957      4,021      531       105      332,508  (24,049)          --          --    308,459

Less provision for
loan losses                 15,308       --         --       --        --       15,308       --           --          --     15,308
                         ---------- --------  -------- --------  --------   ---------- --------      -------- ----------- ----------
  Net interest income
    after provision
    for loan losses        303,586    8,957      4,021      531       105      317,200  (24,049)          --          --    293,151
                         ---------- --------  -------- --------  --------   ---------- --------      -------- ----------- ----------

Other income:
     Loan and guaranty
       servicing income         --  121,593         --       --        --      121,593       --           --          --    121,593
     Other fee-based
       income               11,867       --     35,090   55,361        --      102,318       --           --          --    102,318
     Software servicees
       income                  238        5         --      157    15,490       15,890       --           --          --     15,890
     Other income           19,966       97         --       --        --       20,063    3,302           --          --     23,365
     Intersegment revenue       --   63,545        503    1,000    17,877       82,925      662      (83,587)         --         --
     Derivative market
       value, foreign currency,
       and put option
       adjustments              --        --        --       --        --           --       --           --     (31,075)   (31,075)
     Derivative
       settlements, net     18,381        --        --       --        --       18,381    5,051           --          --     23,432
                         ---------- --------  -------- --------  --------   ---------- --------      -------- ----------- ----------
        Total other
          income            50,452  185,240     35,593   56,518    33,367      361,170    9,015      (83,587)    (31,075)   255,523
                         ---------- --------  -------- --------  --------   ---------- --------      -------- ----------- ----------

Operating expenses:
     Salaries and benefits  53,036   83,988     17,607   15,510    22,063      192,204   32,979      (12,254)      1,747    214,676
     Impairment expense     21,687       --         --       --        --       21,687     (199)          --          --     21,488
     Other expenses         51,085   32,419      8,371   30,854     3,238      125,967   59,086           --      25,062    210,115
     Intersegment expenses  52,857   12,577      1,025       17        --       66,476    4,857      (71,333)         --         --
                         ---------- --------   ------- --------  --------   ---------- --------      -------- ----------- ----------
        Total operating
          expenses         178,665  128,984     27,003   46,381    25,301      406,334   96,723      (83,587)     26,809    446,279
                         ---------- --------  -------- --------  --------   ---------- --------      -------- ----------- ----------

        Income (loss)
          before income
          taxes            175,373   65,213     12,611   10,668     8,171      272,036 (111,757)          --     (57,884)   102,395
Income tax expense
  (benefit) (a)             66,642   24,780      4,791    4,054     3,105      103,372  (46,902)          --     (20,233)    36,237
                         ---------- --------  -------- --------  --------   ---------- --------      -------- ----------- ----------
        Net income (loss)
          before minority
          interest         108,731   40,433      7,820    6,614     5,066      168,664  (64,855)          --     (37,651)    66,158
Minority interest in
  subsidiary income             --       --       (242)      --        --         (242)      --           --          --       (242)
                         ---------- --------  --------  --------  --------   ---------- --------     -------- ----------- ----------
       Net income (loss)
         from continuing
         operations        108,731   40,433      7,578    6,614     5,066      168,422  (64,855)          --     (37,651)    65,916
Income (loss) from
  discontinued operations,
  net of tax                    --       --         --       --        --           --       --           --       2,239      2,239
                         ---------- --------  -------- --------  --------   ---------- --------      -------- ----------- ----------
       Net income (loss) $ 108,731   40,433      7,578    6,614     5,066      168,422  (64,855)          --     (35,412)    68,155
                         ========== ========  ======== ========  ========   ========== ========      ======== =========== ==========

        (a) Income taxes are based on a percentage of net income before tax for the individual operating segment.



Corporate Activity and Overhead in the previous tables primarily includes the following items:

        o       Income earned on certain investment activities;

        o       Interest expense incurred on unsecured debt transactions;

        o Other products and service offerings that are not considered operating segments; and

        o Corporate activities and overhead functions such as executive management, human resources, accounting and finance, legal, marketing, and corporate technology support.

The adjustments required to reconcile from the Company's base net income measure to its GAAP results of operations relate to differing treatments for derivatives, foreign currency transaction adjustments, amortization of intangible assets, discontinued operations, and certain other items that management does not consider in evaluating the Company's operating results. See "Non-GAAP Performance Measures." The following tables reflect adjustments associated with these areas by operating segment and Corporate Activity and
Overhead:

                                                          STUDENT       TUITION      ENROLLMENT
                                             ASSET          LOAN        PAYMENT      SERVICES     SOFTWARE    CORPORATE
                                           GENERATION       AND       PROCESSING        AND          AND      ACTIVITY
                                              AND         GUARANTY    AND CAMPUS       LIST       TECHNICAL      AND
                                           MANAGEMENT    SERVICING     COMMERCE      MANAGEMENT   SERVICES    OVERHEAD     TOTAL
                                           -----------------------------------------------------------------------------------------
                                                                               (DOLLARS IN THOUSANDS)
                                                                      THREE MONTHS ENDED DECEMBER 31, 2007
                                           -----------------------------------------------------------------------------------------
Derivative market value, foreign currency,
       and put option adjustments          $  (16,423)           --             --           --          --       1,483     (14,940)
Amortization of intangible assets                 437         1,350          1,443        2,895         287          --       6,412
Compensation related to business
      combinations                                 --            --             --           --          --         655         655
Variable-rate floor income                     (2,416)           --             --           --          --          --      (2,416)
Income (loss) from discontinued
       operations, net of tax                      --           159             --           --          --          --         159
Net tax effect (a)                              6,993          (513)          (548)      (1,100)       (109)       (250)      4,473
                                           -----------   -----------  ------------   ----------   ----------  ----------  ----------
Total adjustments to GAAP                  $  (11,409)          996            895        1,795         178       1,888      (5,657)
                                           ===========   ===========  ============   ==========   ==========  ==========  ==========

                                                                     THREE MONTHS ENDED DECEMBER 31, 2006
                                           ----------------------------------------------------------------------------------------

Derivative market value, foreign currency,
      and put option adjustments           $   (2,261)           --             --           --          --      21,771      19,510
Amortization of intangible assets                 933         2,272          1,795        1,855         903          --       7,758
Compensation related to business
      combinations                                 --            --             --           --          --         476         476
Variable-rate floor income                         --            --             --           --          --          --          --
Income (loss) from discontinued
     operations, net of tax                        --         1,438             --           --          --          --       1,438
Net tax effect (a)                                504          (862)          (683)        (705)       (342)     (8,143)    (10,231)
                                           -----------   -----------  ------------   ----------   ----------  ----------  ----------
Total adjustments to GAAP                   $    (824)        2,848          1,112        1,150         561      14,104      18,951
                                           ===========   ===========  ============   ==========   ==========  ==========  ==========

                                                                         YEAR ENDED DECEMBER 31, 2007
                                              --------------------------------------------------------------------------------------

Derivative market value, foreign currency,
      and put option adjustments            $ (24,224)           --             --           --          --      (2,582)    (26,806)
Amortization of intangible assets               5,634         5,094          5,815       12,692       1,191          --      30,426
Compensation related to business
      combinations                                 --            --             --           --          --       2,111       2,111
Variable-rate floor income                     (3,013)           --             --           --          --          --      (3,013)
Income (loss) from discontinued
     operations, net of tax                        --         2,575             --           --          --          --       2,575
Net tax effect (a)                              8,209        (1,936)        (2,209)      (4,823)       (452)      1,556         345
                                           ----------    ----------      ----------   ----------  ----------  ----------  ----------
Total adjustments to GAAP                   $ (13,394)        5,733          3,606        7,869         739       1,085       5,638
                                           ==========    ==========      ==========   ==========  ==========  ==========  ==========

                                                                           YEAR ENDED DECEMBER 31, 2006
                                           -----------------------------------------------------------------------------------------
Derivative market value, foreign currency,
      and put option adjustments            $   5,483            --             --           --          --      25,592      31,075
Amortization of intangible assets               7,617         5,641          5,968        4,573       1,263          --      25,062
Compensation related to business
      combinations                                 --            --             --           --          --       1,747       1,747
Variable-rate floor income                         --            --             --           --          --          --          --
Income (loss) from discontinued
      operations, net of tax                       --        (2,239)            --           --          --          --      (2,239)
Net tax effect (a)                             (4,978)       (2,143)        (2,268)      (1,738)       (480)     (8,626)    (20,233)
                                            ----------    ----------    ----------   ----------   ----------  ----------  ----------
Total adjustments to GAAP                   $   8,122         1,259          3,700        2,835         783      18,713      35,412
                                            ==========    ==========    ==========   ==========   ==========  ==========  ==========

        (a) Tax effect computed at 38%. The change in the value of the put option (included in Corporate Activity and Overhead) is not tax effected as this is not deductible for income tax purposes.

STUDENT LOANS RECEIVABLE

Student loans receivable includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of the Company's loan portfolio:

                                            AS OF                     AS OF                     AS OF
                                          DECEMBER 31,              SEPTEMBER 30,             DECEMBER 31,
                                             2007                      2007                      2006
                                     ----------------------    ----------------------    ----------------------
                                                   PERCENT                  PERCENT                    PERCENT
                                        DOLLARS    OF TOTAL      DOLLARS    OF TOTAL        DOLLARS    OF TOTAL
                                     ------------ ---------    ----------- -----------   ------------ ---------
                                                                (DOLLARS IN THOUSANDS)
Federally insured:
   Stafford                          $ 6,725,910      25.2 %   $ 6,683,801      25.1 %   $ 5,724,586      24.1 %
   PLUS/SLS                              429,941       1.6         419,940       1.6         365,112       1.5
   Consolidation                      18,898,547      70.7      18,824,726      70.9      17,127,623      72.0
Non-federally insured                    274,815       1.0         251,503       0.9         197,147       0.8
                                     ------------ ---------    ------------ ---------    ------------ ---------

     Total                            26,329,213      98.5      26,179,970      98.5      23,414,468      98.4

Unamortized premiums and deferred
   origination costs                     452,501       1.7         460,167       1.7         401,087       1.7
Allowance for loan losses:
   Allowance - federally insured         (24,534)     (0.1)        (23,907)     (0.1)         (7,601)     (0.0)
   Allowance - non-federally insured     (21,058)     (0.1)        (20,107)     (0.1)        (18,402)     (0.1)
                                     ------------ ---------    ------------ ---------    ------------ ---------

     Net                             $26,736,122     100.0 %   $26,596,123     100.0 %   $23,789,552     100.0 %
                                     ============ =========    ============ =========    ============ =========

The impact of the College Cost Reduction Act reduces the yield on FFELP student loans originated on or after October 1, 2007. As of December 31, 2007, the Company has $0.4 billion of loans originated on or after October 1, 2007.

The following table sets forth the loans originated or acquired through each of the Company's channels:

                                                          THREE MONTHS ENDED                            YEAR ENDED
                                              ----------------------------------------------   -----------------------------
                                              DECEMBER 31,     SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                  2007             2007            2006            2007            2006
                                              -------------    -------------   -------------   -------------   -------------
                                                                            (DOLLARS IN THOUSANDS)
Beginning balance                             $ 26,179,970       25,746,000      22,534,661      23,414,468      19,912,955
Direct channel:
    Consolidation loan originations                280,963          914,842       1,762,371       3,096,754       5,299,820
    Less consolidation of existing portfolio      (152,509)        (537,539)       (843,749)     (1,602,835)     (2,643,880)
                                              -------------    -------------   -------------   -------------   -------------
      Net consolidation loan originations          128,454          377,303         918,622       1,493,919       2,655,940
    Stafford/PLUS loan originations                162,949          426,740         192,533       1,086,398       1,035,695
Branding partner channel (a) (b)                    79,416          125,220          69,498         662,629         720,641
Forward flow channel                               158,803          178,226         332,702       1,105,145       1,600,990
Other channels (b)                                  12,932           24,373          12,209         804,019         682,852
                                              -------------    -------------   -------------   -------------   -------------
    Total channel acquisitions                     542,554        1,131,862       1,525,564       5,152,110       6,696,118

Repayments, claims, capitalized
    interest, participations, and other           (208,178)        (479,512)       (125,756)     (1,321,055)     (1,332,086)
Consolidation loans lost to external parties      (173,505)        (200,719)       (307,649)       (800,978)     (1,114,040)
Loans sold                                         (11,628)         (17,661)       (212,352)       (115,332)       (748,479)
                                              -------------    -------------   -------------   -------------   -------------
Ending balance                                $ 26,329,213       26,179,970      23,414,468      26,329,213      23,414,468
                                              =============    =============   =============   =============   =============


(a) Included in the branding partner channel are private loan originations of $26.3 million, $22.1 million, and $19.7 million for the three months ended December 31, 2007, September 30, 2007, and December 31, 2006, respectively, and $110.5 million and $55.7 million for the year ended December 31, 2007 and 2006, respectively.

(b) Included in other channels for the year ended December 31, 2006 is $190.1 million of acquisitions that were previously presented as branding partner channel acquisitions. This reclassification was made for comparative purposes due to the nature of the transactions.

STUDENT LOAN SPREAD

The following table analyzes the student loan spread on the Company's portfolio of student loans. This table represents the spread on assets earned in conjunction with the liabilities used to fund the assets, including the effects of net derivative settlements.

                                                             THREE MONTHS ENDED                          YEAR ENDED
                                                   -------------------------------------------  ----------------------------
                                                   DECEMBER 31,   SEPTEMBER 30   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                       2007           2007           2006           2007           2006
                                                   -------------  -------------  -------------  -------------  -------------
Student loan yield (a)                                     7.42  %        7.83  %        7.88  %        7.76  %        7.85 %
Consolidation rebate fees                                 (0.76)         (0.76)         (0.76)         (0.77)         (0.72)
Premium and deferred origination costs
  amortization (b)                                        (0.36)         (0.36)         (0.33)         (0.36)         (0.39)
                                                   -------------  -------------  -------------  -------------  -------------

Student loan net yield                                     6.30           6.71           6.79           6.63           6.74
Student loan cost of funds (c)                            (5.33)         (5.65)         (5.48)         (5.49)         (5.12)
                                                   -------------  -------------  -------------  -------------  -------------

Student loan spread                                        0.97           1.06           1.31           1.14           1.62
Variable-rate floor income (d)                            (0.04)         (0.01)            --          (0.01)            --
Special allowance yield adjustments, net of
   settlements on derivatives (e)                            --             --             --             --          (0.20)
                                                   -------------  -------------  -------------  -------------  -------------
Core student loan spread                                   0.93  %        1.05  %        1.31  %        1.13  %        1.42 %
                                                   =============  =============  =============  =============  =============

Average balance of student loans (in thousands)     $26,173,480     25,866,660     22,978,951     25,143,059     21,696,466
Average balance of debt outstanding (in thousands)   27,507,440     27,321,874     24,552,113     26,599,361     23,379,258


(a) The student loan yield for the three months and year ended December 31, 2006 does not include the $2.8 million charge to write off accounts receivable from the Department related to third quarter 2006 9.5% special allowance payments that was not received under the Company's previously disclosed Settlement Agreement with the Department. The $2.8 million related to loans earning 9.5% special allowance payments that were not subject to the OIG audit.

(b) Premium and deferred origination costs amortization for the three months and year ended December 31, 2006 excludes premium amortization related to the Company's portfolio of 9.5% loans purchased in October 2005 as part of a business combination.

(c) The student loan cost of funds includes the effects of net settlement costs on the Company's derivative instruments (excluding the $2.0 million settlement related to the derivative instrument entered into in connection with the issuance of the junior subordinated hybrid securities for the year ended December 31, 2006 and the net settlements of $1.7 million and $7.0 million for the three months ended September 30, 2007 and December 31, 2006, respectively, and $12.1 million and $7.0 million for the years ended December 31, 2007 and December 31, 2006, respectively, on those derivatives no longer hedging student loan assets).

(d) Variable-rate floor income is calculated by the Company on a statutory basis. As a result of the disruptions in the debt and secondary capital markets beginning in August 2007, the benefit of variable-rate floor income has not been realized by the Company due to the widening of the spread between short term interest rate indices and the Company's actual cost of funds. The Company entered into interest rate swaps with effective dates beginning in January 2008 to hedge a portion of the variable-rate floor income. Settlements on these derivatives will be presented as part of the Company's statutory calculation of variable-rate floor income.

(e) The special allowance yield adjustments represent the impact on net spread had loans earned at statutorily defined rates under a taxable financing. The special allowance yield adjustments include net settlements on derivative instruments that were used to hedge this loan portfolio earning the excess yield. On January 19, 2007, the Company entered into a Settlement Agreement with the Department to resolve the audit by the OIG of the Company's portfolio of student loans receiving 9.5% special allowance payments. Under the terms of the Agreement, all 9.5% special allowance payments were eliminated for periods on and after July 1, 2006. The Company had been deferring recognition of 9.5% special allowance payments related to those loans subject to the OIG audit effective July 1, 2006 pending satisfactory resolution of this issue.